UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

Current Report
Dated July 25, 2018

of
AGCO CORPORATION
A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 1-12930
4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 25, 2018, the Compensation Committee of the Board of Directors of AGCO Corporation (the “Company”) approved a one-time, time-based award in the aggregate amount of 144,611 restricted stock units (the “Award”) to Martin H. Richenhagen, Chairman, President and Chief Executive Officer of the Company. The Compensation Committee designed the Award for Mr. Richenhagen to encourage him to delay his retirement until the end of 2020 and, in the interim, to oversee an orderly succession process, the integration of recent acquisitions, the launch of new products and the execution of near-term strategic milestones.
The Award was made under the Company’s 2006 Long-Term Incentive Plan (the “Plan”). The Award will vest in one installment on December 31, 2020. Vesting generally will be subject to Mr. Richenhagen’s continued employment by the Company on the date of vesting, except under certain circumstances such as a change in control of the Company. If a change in control occurs prior to the vesting date of the Award, vesting will not be accelerated unless Mr. Richenhagen’s employment is terminated by the Company without cause, or by Mr. Richenhagen with good reason, as such terms are defined in the Plan and the Award.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

By:	/s/ Andrew H. Beck
Andrew H. Beck Senior Vice President and Chief Financial Officer
Dated: July 27, 2018